Exhibit 99.1

SECURITY BANK CORPORATION ANNOUNCES

RESIGNATION OF JAMES R. MCLEMORE, JR. AND NAMES

MICHAEL B. SMITH AS INTERIM CHIEF FINANCIAL OFFICER

Macon, GA., July 6, 2009 / GlobeNewswire/— Security Bank Corporation (Nasdaq: SBKC) today announced that James R. McLemore, Jr. has accepted the CFO position with another financial institution in the Southeast effective July 13, 2009. Michael B. Smith, Senior Vice President and CFO of Security Bank of Bibb County, has assumed the CFO function of Security Bank Corporation on an interim basis.

“Jim has been a valued member of the Security Bank management team for the past seven years and we wish him success in his new position” commented Tony E. Collins, President and CEO. Mr. Collins further stated, “We are fortunate to have Michael Smith, an experienced financial manager, available to assume Jim’s duties.”

Investor Contact:	Lorraine D Miller, CFA
Senior Vice President
478.722.6210

Media Contact:	Tom Woodbery
Senior Vice President
478.796.6007

About Security Bank Corporation

Based in Macon, Georgia, Security Bank Corporation is a multi-bank holding company with assets of $2.8 billion at March 31, 2009. Security Bank Corporation operates six community banks with banking offices located throughout middle Georgia and north metropolitan Atlanta.

Security Bank Corporation common stock is traded on the NASDAQ Global Select Market under the ticker symbol “SBKC.” You may obtain copies of all documents that Security Bank Corporation files with the Securities and Exchange Commission, free of charge, at the SEC’s website at www.sec.gov, or on Security Bank Corporation’s website at www.securitybank.net under the “Investor Information” tab. In addition, copies of this documents may also be obtained from us without charge by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210, Attention: Investor Relations.

Safe Harbor

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements may address issues involving significant risks, uncertainties, estimates and assumptions made by management. Security Bank Corporation’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Security Bank Corporation believes that the expectations and estimates reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Please refer to Security Bank Corporation’s public filings with the Securities and Exchange Commission for a summary of important factors and risk factors that could affect Security Bank Corporation’s financial results and operations and its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. Security Bank Corporation does not intend, and undertakes no responsibility to update or revise any forward looking statement, whether as a result of difference in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.